UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

MUSKOKA FLOORING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-148256	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Rue de Hesse
1204 Geneva, Switzerland

(Address of principal executive office)

+41 22 328 7588
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 26, 2009, the Company inadvertently and prematurely filed a draft of its Form 10-Q for the first quarter ending March 31, 2009. The filing was undertaken before its independent accountant could review the financial statements.

The Company's President and the Company's Board of Directors were informed of the error cited above by our independent auditor immediately. Specifically, we were informed by e-mail on May 27, 2009, that the independent accountant had not completed their review of the financial statements. Management made this filing under the erroneous assumption that it had prior approval from their independent accountant. Management has implemented a subsequent policy to confirm that no quarterly or annual financial statements be filed without written confirmation from our independent accountant of their completion of their review or consent, as appropriate. The Company's Board of Directors, in the absence of an audit committee, or authorized officer or officers, discussed with the independent accountant the matters disclosed in the filing pursuant to the Item 4.02(b) of Form 8-K.

As a result, the financial statements contained in the above mentioned Form 10-Q should not be relied upon. The Company shall file amended filings that have been approved by our independent auditor as soon as possible.

A copy of this Form 8-K has been provided to our independent accountant requesting that the they write a letter, addressed to the U.S. Securities and Exchange Commission, stating whether they agree with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects to which it does not agree. The letter from Moore & Associates is hereby submitted as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSKOKA FLOORING CORPORATION

Date: 5 June 2009	By:	/s/ Michel L. Marengere
Michel L. Marengere
Chairman & CEO

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Moore & Associates, Chartered